Exhibit 99.2

July 15, 2020

Dear Valued Shareholders,

It is hard to believe that over three months have passed since the COVID-19 (COVID) outbreak abruptly impacted the domestic economy causing unprecedented disruption to business and daily life. Since mid-March, we have seen the impact of forced business closures, stay-at-home measures and work-from-home policies on commercial real estate, with varying effects depending on product type and location. With so many disruptions throughout the global economy and the commercial real estate landscape during Q2 2020, we want to provide you with a quarterly update for Black Creek Diversified Property Fund (DPF).

DPF’s total return for the quarter ending June 30, 2020 was 0.92% comprised of total quarterly distributions of $0.09375 per share, which are equivalent to an annualized yield of 5.00%1, and an NAV per share decline of $0.03 to $7.50. This results in a trailing one-year total return of 8.12% and a 6.67% annualized return since NAV inception, with less volatility than stock and bond markets2. Included within these returns are numerous valuation adjustments that we made upon the onset of COVID within the U.S., which were largely to account for expected rental payments from tenants. Importantly, given the defensive nature of our portfolio and relative value of income producing real estate which offers higher yields than most fixed income alternatives today, we have experienced minimal capital markets-related valuation impacts throughout Q2.

To recap the quarter, we entered the pandemic in a position of strength. From a balance sheet perspective, we started Q2 with a strong cash position and leverage well below our target, allowing us to react thoughtfully and prudently. The industrial, multifamily, grocer-anchored retail and high-quality suburban office sectors that we invest in have proven quite resilient to COVID-related disruption, while other sectors which DPF does not invest in, including shopping malls, student housing, senior housing, hospitality, gaming, leisure and real estate securities have generally suffered more.

Rent collections were a primary focus throughout the commercial real estate industry in Q2. At the outset of COVID in mid-March, our Independent Valuation Advisor, Altus Group, made certain adjustments to the property valuations of our portfolio, adding rent deferment and increased credit loss projections for many of our tenants in need (mostly concentrated in smaller restaurants and service-oriented tenants within our grocery-anchored retail portfolio), lengthening lease-up assumptions and reducing market rent growth rates at certain properties, which are in turn reflected in our YTD performance. Altus Group is responsible for overseeing the valuation of over $500 billion of institutional real estate throughout the U.S. In addition, we tapered back acquisition expectations with an eye towards increased focus on asset management and capital preservation during this unparalleled time.

We are pleased to report that actual Q2 collections have exceeded our initial COVID-related projections determined in March which assumed an 85% collection rate for the quarter, vs. over 99% in more normal times. We exceeded this initial projection by 6.6% given 91.6% of rent has been received for the quarter to date, comprised of 90.3%, 90.4% and 93.9% of rent otherwise due for April, May and June, respectively – reflecting a gradual increase in collections throughout the quarter. More specifically, Q2 rent collections for our industrial and multifamily properties to date are both 97.6%. Rent collections for office have also been strong at 96.9% driven by the relatively long-term nature of our office leases and strong operating history of our tenants. To date, Q2 rent collections for retail are 82.7%, largely due to rent deferral agreements that we executed with certain otherwise successful tenants which require abated rent to be repaid over 2021. That said, with less than 10% of our total portfolio rent coming from non-essential retail tenants, our sector diversification and balance sheet strength have positioned us well to weather these short-term cash flow disruptions. We are pleased to report that 97.0% of our retail tenants were open for business as of the end of Q2 and we are encouraged by the increases in visitor traffic at our retail centers that we have seen over the past 12 weeks since our COVID shutdown low in mid-April, even with the recent surge of new COVID cases. In addition, while the market is seeing a rise in retailer bankruptcies, we are pleased to report that less than 0.15% of our total portfolio rent payable is associated with tenants who have filed for bankruptcy.

While leasing activity has slowed over the course of Q2, we are seeing higher than normal lease renewals at many of our properties and we are resuming dialogue with many prospective tenants who were previously on hold. Our portfolio remains 93.5% leased with a weighted average lease term of 5.0 years3, average annual contractual rent escalations of 2.24%4 and an abundance of quality tenants with strong operating histories that are well diversified by industry – all of which we believe create stability and resiliency.

With gradual business re-openings throughout the economy as well as actual transaction data to benchmark, capital markets activity is increasing from a relative standstill earlier in the quarter. While we are not currently seeing meaningful price discounts due to COVID for the types of high-quality assets that we are seeking to acquire today, with a strong balance sheet at 34% leverage5 and considerable liquidity, we are well positioned to acquire attractive assets in an environment with shallower buyer pools than before the pandemic. We are particularly focused on acquiring multifamily and industrial properties which have continued to perform well through the pandemic, with an increased emphasis on underlying tenancy, credit and durability of income. Accordingly, we are pleased to have made over $105 million of new investments in Q2 within the industrial and residential sectors, with what we believe to be conservative, yet attractive, risk-adjusted returns.

Navigating the economic challenges stemming from COVID has been no small task and we appreciate the trust you all have placed in DPF during this time. Although much is still uncertain regarding the duration and severity of the pandemic, we believe our disciplined management strategy, investment team, asset base and underlying tenant composition position DPF for continued success, even under fraught and volatile conditions.

Thank you for your continued trust in us,

The Black Creek Team

Forward-Looking Statements

This letter includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of COVID-19 on our financial condition and results of operations being more significant than expected, the negative impact of COVID-19 on our tenants being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our tenants’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of DPF’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

1 Represents annualized distribution rate for Class I shares. Annualized distribution rate for Class S shares is 4.15%, for class T shares is 4.15%, for class D shares is 4.75% and for Class E shares is 5.00%. Reflects the current quarter’s distribution annualized minus distribution fees annualized, if applicable, and divided by NAV. The amount of distributions DPF may make is uncertain and is not guaranteed.

2 Total returns presented are based on the historical NAV and distributions per share of Class I shares. Performance varies by share class. During the same trailing three-month period ended June 30, 2020, Class S shares (without sales load) returned 0.71%, Class S shares (with sales load) returned -2.70%, Class T shares (without sales load) returned 0.71%, Class T shares (with sales load) returned -2.70%, Class D shares returned 0.86%, and Class E shares returned 0.92%. During the same trailing one-year period, Class S shares (without sales load) returned 7.21%, Class S shares (with sales load) returned 3.58%, Class T shares (without sales load) returned 7.21%, Class T shares (with sales load) returned 3.58%, Class D shares returned 7.85%, and Class E shares returned 8.12%. During the same since NAV inception period, Class S shares (without sales load) returned 5.68% annualized, Class S shares (with sales load) returned 5.28% annualized, Class T shares (without sales load) returned 5.68% annualized, Class T shares (with sales load) returned 5.28% annualized, Class D shares returned 6.24% annualized, and Class E shares returned 6.73% annualized.

The historical returns since “NAV inception” show share performance since September 30, 2012, which is when DPF first sold Class A, W and I shares after converting to an NAV REIT on July 12, 2012. Subsequently, as a result of a share restructuring effective as of September 1, 2017, DPF’s outstanding Class A, W and I shares changed to Class T, Class D and a new version of Class I shares, respectively. DPF also created a new Class S share, with the same NAV per share and class-specific expenses as Class T shares. Accordingly, the presented returns of Class T and Class S shares reflect the performance of Class A shares since NAV inception through the restructuring date; the return of Class D shares shown reflects the performance of Class W shares since NAV inception through the restructuring date; and the return of the new version of Class I shares reflects the performance of the prior Class I shares since NAV inception through the restructuring date. In connection with the restructuring, DPF also revised its fee structure with its advisor and dealer manager and its NAV methodology, which will affect returns going forward. Please see DPF’s definitive proxy statement filed with the Securities and Exchange Commission on June 7, 2017, for more information about the fee changes and our pro forma estimates of how those fee changes would have affected returns on DPF shares in the years 2013-2016. Investors in DPF’s fixed price offerings prior to NAV inception on 09/30/12 are likely to have a lower return. Since NAV inception returns are annualized utilizing a compounding method consistent with the IPA Practice Guideline 2018.

The returns have been prepared using unaudited data and valuations of the underlying investments in DPF’s portfolio, which are estimates of fair value and form the basis for DPF’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated on any given day.

3 Amount excludes our multi-family properties as the majority of leases at such properties expire within 12 months.

4 Amount excludes our multi-family properties as the majority of leases at such properties expire within 12 months.

5 Calculated as outstanding principal balance of our property-level and corporate-level debt less cash and cash equivalents, divided by the fair value of our real property and debt-related investments (determined in accordance with our valuation procedures). Amounts represent balances as of June 30, 2020.